

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated
Statements of Changes in Shareholders' Investment, Consolidated Statements of
Cash Flows and Notes to Consolidated Statements, and is qualified in its entirety by reference to such financial statements and notes to Consolidated
Statements.

NOTE: If information required by the applicable schedule is not included in the underlying financial data because it is either immaterial or inapplicable, the value "0" (zero) will be responded to that item.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-END>                                   JUN-30-1999

<CASH>                                           6,409,181
<SECURITIES>                                             0
<RECEIVABLES>                                    1,305,998
<ALLOWANCES>                                             0
<INVENTORY>                                        725,042
<CURRENT-ASSETS>                                 9,125,818
<PP&E>                                         134,928,625
<DEPRECIATION>                                  11,987,389
<TOTAL-ASSETS>                                 141,440,264
<CURRENT-LIABILITIES>                            9,891,460
<BONDS>                                        131,305,193
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                            295
<COMMON>                                             6,410
<OTHER-SE>                                       1,506,665
<TOTAL-LIABILITY-AND-EQUITY>                   141,440,264
<SALES>                                         25,776,725
<TOTAL-REVENUES>                                25,776,725
<CGS>                                           16,820,604
<TOTAL-COSTS>                                   16,820,604
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                               6,353,514
<INCOME-PRETAX>                                   (249,349)
<INCOME-TAX>                                         3,303
<INCOME-CONTINUING>                               (252,652)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                      (256,716)
<EPS-BASIC>                                        (0.05)
<EPS-DILUTED>                                        (0.05)


